                       NOTICE OF GUARANTEED DELIVERY FOR
                       TENDERS OF SHARES OF COMMON STOCK
                                       OF

                                SYNTELLECT INC.
                                       TO

                           ARIZONA ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                            ENGHOUSE SYSTEMS LIMITED
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 11, 2002, UNLESS THE
                               OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 (Terms of the Offer) of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 (Procedures for Accepting the Offer and Tendering Shares) of the Offer to Purchase.

                        The Depositary for the Offer is:
                    Computershare Trust Company of New York

           By Mail:               By Facsimile Transmission:     By Hand or Overnight Courier:
      Wall Street Station         (For Eligible Institutions           Wall Street Plaza
         P.O. Box 1010                       Only)               88 Pine Street, 19(th) Floor
    New York, NY 10268-1010             (212) 701-7636                New York, NY 10005
                                  For Confirmation Telephone:
                                        (800) 245-7630
                                    (For Confirmation Only)

                                    --------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for or book-entry transfer of Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to Arizona Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Enghouse Systems Limited, an Ontario corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 13, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal"), the number set forth below of shares of common stock, par value $.01 per share (the "Shares"), of Syntellect Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The Offer to Purchase and the related Letter of Transmittal, together with any amendments or supplements to either of them, collectively constitute the "Offer" as used in this Notice of Guaranteed Delivery. I hereby acknowledge receipt of the Offer to Purchase and the Letter of Transmittal.

Number of Shares tendered: ----------------------------------------------------

Name(s) of record holder(s): ---------------------------------------------------
                                 (PLEASE PRINT)

Address(es): -------------------------------------------------------------------
                                   (ZIP CODE)

Area code and telephone number(s): ---------------------------------------------

Certificate Number(s) (if available): ------------------------------------------

Check if Shares will be tendered by book-entry transfer:
[ ]  The Depositary Trust Company

Name of tendering institution: -------------------------------------------------

Account number: ----------------------------------------------------------------

Authorized Signature(s): -------------------------------------------------------

Dated:________________, 2002

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

                                   GUARANTEE
                    (not to be used for signature guarantee)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and
(c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of firm: ------------------------------------------------------------------

Address: -----------------------------------------------------------------------
                                   (ZIP CODE)

Area code and tel. no.: --------------------------------------------------------


--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Name: --------------------------------------------------------------------------

Title: -------------------------------------------------------------------------

Dated: ____________, 2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.